[U.S. GLOBAL INVESTORS, INC. LOGO]

August 27, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Rule 24f-2 Notice for U.S. Global Accolade Funds--File No. 811-7662

Gentlemen:

     As counsel to U.S. Global Accolade Funds (the "Trust"), a Massachusetts business trust, I have been asked to render this opinion in connection with the filing by the Trust of a Rule 24f-2 Notice (the "Notice") with respect to its fiscal year ended June 30, 1997.

     Reference is made to paragraph 10 of the Notice, wherein the Trust reports the number and amount of shares of the Trust (the "Shares") representing interests in the MegaTrends Fund sold during the fiscal year ended June 30, 1997, in reliance upon Rule 24f-2 under the Investment Company Act of 1940, as amended. I have examined the First Amended and Restated Master Trust Agreement and By-Laws of the Trust, the Notice, the records of certain meetings and written consents of the Trustees of the Trust, and such other documents as I deemed necessary for the purposes of this opinion.

     Based on the foregoing, and assuming that all of the Shares were sold, issued and paid for in accordance with the terms of the Trust's Prospectus and Statement of Additional Information as contained in the Trust's Registration Statement on Form N-1A in effect at the time of sale, in my opinion, the Shares were legally issued and are fully paid and non-assessable by the Trust.

     I am licensed to practice law in the State of Oklahoma and not in any other jurisdiction. I do not claim special expertise in the laws of any other jurisdiction.

     I hereby consent to the use of this opinion as an Exhibit to the Rule 24f-2 Notice to be filed on behalf of the Trust, covering the registration of such shares under the 1933 Act. I further consent to reference in the Prospectus of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by me.

Sincerely,

/s/ Thomas D. Tays

THOMAS D. TAYS, ESQ.

TDT:kle

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